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                                  EXHIBIT 16.1

                             Kurt D. Saliger, C.P.A.
                            1601 South Rainbow Blvd.
                                   Suite 220 B
                               Las Vegas, NV 89146


June 6, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

         Re:  Bepariko BioCom
              File Reference No. 000-27339

Dear Sir or Madam:

         We have read the statements that Bepariko BioCom included under Item 4 of the Current Report on Form 8-K which it filed with the Securities and Exchange Commission on May 13, 2002 reporting the recent change of independent accountants. We agree with such statements made regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.


Very truly yours,



/s/ Kurt D. Saliger
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Kurt D. Saliger, C.P.A.